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EXHIBIT 23.8

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP 1201 Louisiana, Suite 2900 Houston TX 77002-5678 Telephone (713) 356 4000 Facsimile (713) 356 4717

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Petroleos Mexicanos of our report dated February 2, 2001 relating to the financial statements of P.M.I. Holdings North America, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
February 3, 2003

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  EXHIBIT 23.8
CONSENT OF INDEPENDENT ACCOUNTANTS